EXHIBIT 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:
Date: July 28, 2003	Media	Analyst
	Teresa Souza	Cynthia Gamez
	915/543-5823	915/543-2213

El Paso Electric Announces Second Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended June 30, 2003, of $5.0 million, or $0.10 basic and diluted earnings per share. Net income for the same period last year was $12.3 million, or $0.25 and $0.24 basic and diluted earnings per share, respectively.

The decrease in earnings for the quarter ended June 30, 2003, when compared to the quarter ended June 30, 2002, resulted primarily from decreased wholesale sales revenue related to the expiration of two long-term contracts, increased maintenance expense at local plants, and increased Palo Verde operations and maintenance expenses. These decreases in earnings were partially offset by reduced interest and depreciation expense resulting from the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations” on January 1, 2003, and increased margins on economy sales.

“We have seen increased expenses at our local plants and at Palo Verde which were necessary to ensure the availability of those units for our peak season,” said Gary Hedrick, President and CEO. “Although our commercial and industrial sales are down, our residential growth continues to be strong.”

Year to Date

Net income before the cumulative effect of accounting change for the six months ended June 30, 2003, was $7.1 million, or $0.15 basic and diluted earnings per share compared to net income of $18.2 million, or $0.36 basic and diluted earnings per share for the same period a year ago. Net income for the six months ended June 30, 2003, includes a cumulative effect of accounting change, net of related income taxes, in the amount of $39.6 million, or $0.80 basic and diluted earnings per share, related to the adoption of SFAS No. 143 on January 1, 2003. Net income after the cumulative effect of accounting change for the six months ended June 30, 2003, was $46.7 million, or $0.95 basic and diluted earnings per share. The decrease in earnings prior to the consideration of the cumulative effect of accounting change for the six months ended June 30, 2003, when compared to the same period a year ago is primarily attributable to decreased wholesale sales revenue related to

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

the expiration of two long-term contracts, increased maintenance expense at local plants, increased Palo Verde operations and maintenance expenses, increased pension and benefits expenses, and increased insurance expenses. These decreases were partially offset by increased sales and margins on economy sales, a loss on extinguishment of debt recorded in the prior year without any corresponding amounts in the current year, and the adoption of SFAS No. 143 which reduced interest and depreciation expense in the current year without any offsetting amounts from the prior year.

During the quarter EE repurchased approximately one million shares of common stock in the open market in accordance with the previously approved stock repurchase programs which in total permit the repurchase of 15 million shares. To date, almost 14.4 million shares have been repurchased in total at an aggregate cost of $163.5 million, including commissions. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

EE has repurchased or retired $550.5 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996. No first mortgage bonds were repurchased during the second quarter of 2003. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 44% as of June 30, 2003.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, and cumulative effect of accounting change (“EBITDA”) for the three and six months ended June 30, 2003, compared to the same periods in 2002, are as follows (in thousands):

	Three Months Ended	Six Months Ended

June 30, 2002	$56,920	$103,357
Changes in:
Decreased wholesale sales	(7,334)	(18,912)
Increased local plant maintenance	(3,413)	(7,116)
Increased Palo Verde expenses	(3,075)	(3,985)
Increased insurance expenses	(1,567)	(2,193)
Increased outside services	(1,163)	(1,829)
Increased pension and benefits expenses	(1,004)	(2,347)
Increased economy sales and/or margins	830	7,463
Loss on extinguishment of debt	100	3,410
Other	961	(329)

June 30, 2003	$41,255	$77,519

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is defined as net income before interest, income taxes, depreciation and amortization, and cumulative effect of accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

Conference Call

A conference call to discuss second quarter 2003 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time July 28, 2003. The dial-in number is 877-915-2768 with a passcode of 2003. A replay will run through August 11, 2003. The dial-in number is 800-337-4108, and a passcode is not required for the replay.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

The conference call will be webcast live on EE’s website found at http://www.epelectric.com and http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, increased prices for fuel and purchased power, the costs associated with unexpected local plant maintenance, the replacement of Palo Verde steam generators, the costs of unscheduled outages, the expenses associated with regulatory proceedings and other factors detailed by EE in its public filings with the Securities and Exchange Commission.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the three months ended June 30, 2003 and 2002, and consolidated pro forma results of operations for the three months ended June 30, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Three Months Ended June 30,
	2003	2002	Pro forma 2002
Electric utility operating revenues, net of energy expenses	$110,557	$114,786	$114,786
Energy services operating income (loss)	(98)	(328)	(328)
Other electric utility operating expenses	91,164	79,010	79,189
Other income (deductions)	225	(971)	(971)
Interest charges	11,536	14,344	12,280
Income tax expense	2,989	7,815	8,545

Net income	$4,995	$12,318	$13,473

Basic earnings per share	$0.10	$0.25	$0.27

Weighted average number of common shares outstanding	48,659,155	50,092,213	50,092,213

Diluted earnings per share	$0.10	$0.24	$0.27

Weighted average number of common shares and common share equivalents outstanding	49,037,673	50,652,666	50,652,666

	Three Months Ended June 30,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Net Income:
EBITDA	$41,255	$56,920	$55,827
Less:
Depreciation and amortization	21,735	22,443	21,529
Net interest expense	11,536	14,344	12,280
Income taxes	2,989	7,815	8,545

Net Income	$4,995	$12,318	$13,473

El Paso Electric Company’s consolidated results of operations for the six months ended June 30, 2003 and 2002, and consolidated pro forma results of operations for the six months ended June 30, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Six Months Ended June 30,
	2003	2002	Pro forma 2002

Electric utility operating revenues, net of energy expenses	$212,760	$219,901	$219,901
Energy services operating income (loss)	(109)	(457)	(457)
Other electric utility operating expenses	177,822	156,929	157,286
Other income (deductions)	(407)	(4,167)	(4,167)
Interest charges	23,415	29,302	25,174
Income tax expense	3,896	10,877	12,337

Income before cumulative effect	7,111	18,169	20,480
Cumulative effect of accounting change, net (1)	39,635	—	—

Net income	$46,746	$18,169	$20,480

Basic earnings per share:
Income before cumulative effect	$0.15	$0.36	$0.41
Cumulative effect of accounting change, net	0.80	—	—

Net income	$0.95	$0.36	$0.41

Weighted average number of common shares outstanding	48,981,211	50,044,473	50,044,473

Diluted earnings per share:
Income before cumulative effect	$0.15	$0.36	$0.40
Cumulative effect of accounting change, net	0.80	—	—

Net income	$0.95	$0.36	$0.40

Weighted average number of common shares and common share equivalents outstanding	49,327,186	50,642,442	50,642,442

	Six Months Ended June 30,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Net Income:
EBITDA	$77,519	$103,357	$101,172
Less:
Depreciation and amortization	43,097	45,009	43,181
Net interest expense	23,415	29,302	25,174
Income taxes	3,896	10,877	12,337
Add:
Cumulative effect of accounting change, net (1)	39,635	—	—

Net Income	$46,746	$18,169	$20,480

(1)	Net of income tax expense of approximately $25.0 million.

El Paso Electric Company’s consolidated results of operations for the twelve months ended June 30, 2003 and 2002, are summarized as follows (In thousands except for share data):

	Twelve Months Ended June 30,
	2003	2002

Electric utility operating revenues, net of energy expenses	$448,147	$462,679
Energy services operating income (loss)	(3,347)	(84)
FERC settlements	15,500	—
Other electric utility operating expenses	346,379	316,249
Other income (deductions)	(2,835)	(8,014)
Interest charges	52,467	61,096
Income tax expense	9,710	26,111

Income before cumulative effect	17,909	51,125
Cumulative effect of accounting change, net (1)	39,635	—

Net income	$57,544	$51,125

Basic earnings per share:
Income before cumulative effect	$0.36	$1.02
Cumulative effect of accounting change, net	0.81	—

Net income	$1.17	$1.02

Weighted average number of common shares outstanding	49,335,156	50,320,969

Diluted earnings per share:
Income before cumulative effect	$0.36	$1.00
Cumulative effect of accounting change, net	0.80	—

Net income	$1.16	$1.00

Weighted average number of common shares and common share equivalents outstanding	49,727,209	51,032,717

	Twelve Months Ended June 30,
	2003	2002
Reconciliation of EBITDA to Net Income:
EBITDA	$167,756	$228,404
Less:
Depreciation and amortization	87,670	90,072
Net interest expense	52,467	61,096
Income taxes	9,710	26,111
Add:
Cumulative effect of accounting change, net (1)	39,635	—

Net Income	$57,544	$51,125

(1)	Net of income tax expense of approximately $25.0 million.

El Paso Electric Company’s pro forma consolidated results of operations which reflects the application of SFAS No 143 on a retroactive basis for the twelve months ended June 30, 2003 and 2002, are summarized as follows (In thousands except for share data):

	Twelve Months Ended June 30,
	Pro forma 2003	Pro forma 2002

Electric utility operating revenues, net of energy expenses	$448,147	$462,679
Energy services operating income (loss)	(3,347)	(84)
FERC settlements	15,500	—
Other electric utility operating expenses	346,736	316,809
Other income (deductions)	(2,835)	(8,014)
Interest charges	48,339	53,123
Income tax expense	11,169	28,980

Net income	$20,221	$55,669

Basic earnings per share	$0.41	$1.11

Weighted average number of common shares outstanding	49,335,156	50,320,969

Diluted earnings per share	$0.41	$1.09

Weighted average number of common shares and common share equivalents outstanding	49,727,209	51,032,717

	Twelve Months Ended June 30,
	Pro forma 2003	Pro forma 2002

Reconciliation of EBITDA to Net Income:
EBITDA	$165,571	$224,224
Less:
Depreciation and amortization	85,842	86,452
Net interest expense	48,339	53,123
Income taxes	11,169	28,980

Net Income	$20,221	$55,669

Three Months Ended June 30, 2003 and 2002 (In thousands):

	2003	2002		Increase (Decrease)
Electric kWh sales:
Retail:
Residential	447,248	437,998		2.1%
Commercial and industrial, small	535,141	555,079		(3.6%)
Commercial and industrial, large	301,785	307,784		(1.9%)
Sales to public authorities	315,943	320,344		(1.4%)
Wholesale:
Sales for resale	29,313	257,428		(88.6	%) (1)
Economy sales	417,896	499,053		(16.3	%) (2)

Total	2,047,326	2,377,686		(13.9%)

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$40,437	$39,366		2.7%
Commercial and industrial, small	42,418	43,124		(1.6%)
Commercial and industrial, large	11,023	11,184		(1.4%)
Sales to public authorities	19,174	18,563		3.3%
Wholesale:
Sales for resale	1,557	8,703		(82.1	%) (1)

Total base revenues	114,609	120,940		(5.2%)

Fuel revenues	30,470	44,119		(30.9	%) (3)
Economy sales	15,639	13,209		18.4	% (2)
Other (4)	1,595	1,649		(3.3%)

Total electric utility operating revenues	$162,313	$179,917		(9.8%)

Capital Expenditures	$19,968	$16,614

Cash Interest Payments	$12,399	$12,552

Depreciation and Amortization	$21,735	$22,443	(5)

EBITDA	$41,255	$56,920	(6)

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002, and TNP on December 31, 2002.
(2)	Primarily due to decreased available power as a result of maintenance at local plants and Palo Verde. The economic impact of this decrease was offset with higher market prices compared to the same period last year.
(3)	Primarily due to decreased energy expenses passed through to Texas customers and the expiration of the wholesale contracts with IID and TNP.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $21,529 assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $55,827 assuming SFAS No. 143 had been applied on a retroactive basis.

Six Months Ended June 30, 2003 and 2002 (In thousands):

	2003	2002		Increase (Decrease)

Electric kWh sales:
Retail:
Residential	878,450	870,655		0.9%
Commercial and industrial, small	972,704	986,208		(1.4%)
Commercial and industrial, large	566,526	569,776		(0.6%)
Sales to public authorities	573,448	581,753		(1.4%)
Wholesale:
Sales for resale	39,206	605,913		(93.5	%) (1)
Economy sales	1,033,584	612,219		68.8	% (2)

Total	4,063,918	4,226,524		(3.8%)

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$77,819	$77,169		0.8%
Commercial and industrial, small	78,123	78,221		(0.1%)
Commercial and industrial, large	20,910	21,025		(0.5%)
Sales to public authorities	35,063	34,288		2.3%
Wholesale:
Sales for resale	1,947	20,672		(90.6	%) (1)

Total base revenues	213,862	231,375		(7.6%)

Fuel revenues	51,967	76,595		(32.2	%) (3)
Economy sales	40,670	15,982		154.5	% (2)
Other (4)	3,144	3,572		(12.0%)

Total electric utility operating revenues	$309,643	$327,524		(5.5%)

Capital Expenditures	$32,735	$32,316

Cash Interest Payments	$26,659	$28,979

Depreciation and Amortization	$43,097	$45,009	(5)

EBITDA	$77,519	$103,357	(6)

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002, and TNP on December 31, 2002.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contracts mentioned above and a more robust market.
(3)	Primarily due to the expiration of the wholesale contracts with IID and TNP and decreased energy expenses passed through to Texas customers.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $43,181 assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $101,172 assuming SFAS No. 143 had been applied on a retroactive basis.

Twelve Months Ended June 30, 2003 and 2002 (In thousands):

	2003	2002	Increase (Decrease)
Electric kWh sales:
Retail:
Residential	1,878,726	1,825,802	2.9%
Commercial and industrial, small	2,063,254	2,070,258	(0.3%)
Commercial and industrial, large	1,158,565	1,164,778	(0.5%)
Sales to public authorities	1,203,875	1,201,365	0.2%
Wholesale:
Sales for resale	419,427	1,360,374	(69.2	%) (1)
Economy sales	1,904,830	913,281	108.6	% (2)

Total	8,628,677	8,535,858	1.1%

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$166,970	$162,211	2.9%
Commercial and industrial, small	163,456	162,979	0.3%
Commercial and industrial, large	43,304	43,540	(0.5%)
Sales to public authorities	71,577	70,735	1.2%
Wholesale:
Sales for resale	13,501	50,164	(73.1	%) (1)

Total base revenues	458,808	489,629	(6.3%)

Fuel revenues	134,022	156,354	(14.3	%) (3)
Economy sales	68,343	33,704	102.8	% (2)
Other (4)	6,472	7,844	(17.5%)

Total electric utility operating revenues	$667,645	$687,531	(2.9%)

Capital Expenditures	$65,484	$67,128

Cash Interest Payments	$53,465	$59,943

Depreciation and Amortization (5)	$87,670	$90,072

EBITDA (6)	$167,756	$228,404

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002, and TNP on December 31, 2002.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contracts mentioned above and a more robust market.
(3)	Primarily due to the expiration of the wholesale contracts with IID and TNP and decreased energy expenses passed through to Texas customers.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $85,842 and $86,452 in 2003 and 2002, respectively, assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $165,571 and $224,224 in 2003 and 2002, respectively, assuming SFAS No. 143 had been applied on a retroactive basis.

At June 30, 2003 and 2002 (In thousands):

	2003	2002
Cash and Temporary Investments	$32,715	$31,818

Common Stock Equity	$490,445	$462,594
Long-term Debt, Net of Current Portion	588,598	588,711
Financing Obligations, Net of Current Portion	23,116	27,207

Total Capitalization	$1,102,159	$1,078,512

Current Portion of Long-Term Debt and Financing Obligations	$21,872	$60,587

Book Value Per Common Share	$10.18	$9.22

Number of retail customers	320	313